UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: December 10, 2002

DOCUMENTUM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27358 (Commission File Number)	95-4261421 (IRS Employer Identification No.)

6801 Koll Center Parkway, Pleasanton, California (Address of principal executive offices)	94566-7047 (Zip Code)

Registrant’s telephone number, including area code (925) 600-6800

N/A

(Former name or former address, if changed since last report.)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS

Item 2.	ACQUISITION OR DISPOSITION OF ASSETS

     On December 10, 2002, we acquired eRoom Technology, Inc., a Delaware corporation (“eRoom Technology”), by the statutory merger (the “Merger”) of Copper Top Acquisition Corp., a Delaware corporation and our wholly owned subsidiary (“Sub”) with and into eRoom Technology. The Merger was accomplished pursuant to the Agreement and Plan of Reorganization, dated as of October 3, 2002, among Documentum, eRoom Technology, Sub, and certain other parties (the “Reorganization Agreement”) and a related Certificate of Merger. The Merger occurred following the approval of the Reorganization Agreement by the stockholders of eRoom Technology pursuant to a special meeting of stockholders held on December 10, 2002, and satisfaction of certain other closing conditions. As a result of the Merger, each outstanding share of eRoom Technology common stock was converted into the right to receive (i) $0.6922 in cash and (ii) 0.4268 of a share of Documentum common stock (the “Merger Consideration”).

     We issued approximately 7.77 million shares of our common stock and paid approximately $12.60 million in cash for all of the outstanding shares of eRoom Technology’s capital stock, and reserved approximately 1.61 million shares of our common stock for issuance upon exercise of eRoom Technology stock options that were assumed in the Merger. Upon the closing of the acquisition, approximately fifteen percent (15%) of the total consideration was placed in escrow for one year. The escrow fund will be available to compensate Documentum for any losses as a result of any inaccuracy in the representations or warranties of eRoom Technology contained in the Reorganization Agreement or any failure to comply with any covenant contained in the Reorganization Agreement.

     Additionally, certain stockholders of eRoom Technology have agreed to lock-up the shares of our stock they received in the Merger. Approximately 5.51 million shares of our stock issued at the closing of the Merger will be released from these lock-up restrictions in four equal installments on the 61st, 91st, 121st and 151st days following the closing of the Merger and approximately 1.47 million shares of our stock issued at the closing will be released in four equal installments on the 91st, 181st, 271st and 361st days following the closing of the Merger.

     The Merger was structured as a reverse triangular merger that is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1968, as amended.

     The aggregate Merger Consideration payable and issuable by us as a result of the Merger was determined through arms’ length negotiations among the parties to the Reorganization Agreement.

     This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties including statements regarding the expected closing of the acquisition and the timing of such closing. Future actual results could differ materially from the forward-looking statements discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the risk that the escrow fund is not sufficient to indemnify us from all losses resulting from any inaccuracy in the representations or warranties of eRoom

Technology and the other general risks of acquisitions. These factors also include those discussed from time to time in our public reports filed with the Securities and Exchange Commission, such as those under “Risk Factors” included in our quarterly report on From 10-Q for the quarter ended September 30, 2002.

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	FINANCIAL STATEMENTS.

     The Registrant will file the financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) within 60 days after the date that the initial report on this Form 8-K must be filed.

(b)	PRO FORMA FINANCIALS.

     The Registrant will file the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act within 60 days after the date that the initial report on this Form 8-K must be filed.

(c)	EXHIBITS.

     2.1 * Agreement and Plan of Reorganization dated October 3, 2002, by and among Documentum, Inc., Copper Top Acquisition Corp., eRoom Technology, Inc. and certain other parties.

*	Previously filed as an exhibit to the Registrant’s Form 8-K (File No. 000-27358) filed on October 8, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENTUM, INC

/s/ Sayed M. Darwish

Sayed M. Darwish Vice President, General Counsel and Secretary

Date: December 20, 2002

DOCUMENTUM, INC.

Current Report on Form 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Agreement and Plan of Reorganization dated October 3, 2002, by and among Documentum, Inc., Copper Top Acquisition Corp., eRoom Technology, Inc. and certain other parties.

*	Previously filed as an exhibit to the Registrant’s Form 8-K (File No. 000-27358) filed on October 8, 2002.